UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2008

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02—Results of Operations and Financial Condition.

On November 5, 2008, ACCO Brands Corporation (the “Company”) announced its earnings results for the quarter and nine-month period ended September 30, 2008.  Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s earnings results, which is incorporated herein by reference.

The information in this Current Report on Form 8-K under this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report under Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5—Corporate Governance and Management

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2008, the board of directors of the Company, upon recommendation of the Compensation Committee of the Board, approved compensation arrangements for Robert J. Keller, who was appointed as the Company’s Chief Executive Officer on October 22, 2008.

The material terms of the compensation arrangements with Mr. Keller are as follows:

Base Salary.  Mr Keller will receive an annual base salary of $720,000, which may be increased or decreased from time to time at the discretion of the Board.

Annual Bonus.  Mr. Keller is eligible to receive an annual bonus award for services rendered based on performance targets and award levels determined by the Compensation Committee of the Board in its sole discretion in accordance with the Company’s Management Incentive Plan.  Generally, the target annual bonus award opportunity in any full fiscal year is initially established at 100% of his annual base salary.

Long-term Incentives.  Mr. Keller will receive options to purchase 105,000 shares of the Company’s common stock.  The options will vest ratably over three years.  Mr. Keller will receive 38,000 restricted stock units, 15,000 of which will cliff vest on November 7, 2011, and 23,000 will cliff vest on November 7, 2012.  Mr. Keller also will receive 68,000 performance share units, of which 23,000 will relate to the 2007-2009 performance period and 45,000 will relate to the 2008-2010 performance period.  All of the long-term incentives will be awarded to Mr. Keller pursuant to the Company’s Amended and Restated 2005 Incentive Plan.

Benefits.  Generally, Mr. Keller is entitled to participate in benefit plans available generally to the Company’s senior executives, including participation in the Company’s Executive Severance Plan.  The Company also will provide Mr. Keller with an automobile allowance of up to $15,996 per year in accordance with the Company’s automobile allowance program.

Attached as Exhibit 10.1 is a copy of the letter agreement between the Company and Mr. Keller memorializing the material terms of his compensation, which is incorporated herein by reference.  The above description of the terms of Mr. Keller’s compensation is a summary and does not purport to be complete and is qualified in its entirety by reference to the letter agreement.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

10.1        Letter Agreement dated November 4, 2008, between ACCO Brands Corporation and Robert J. Keller.

99.1        Press Release of the Company dated November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION
(Registrant)

Date: November 5, 2008	By:	/s/Steven Rubin
		Name:	Steven Rubin
		Title:	Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

10.1	Letter Agreement dated November 4, 2008, between ACCO Brands Corporation and Robert J. Keller.

99.1	Press Release of the Company dated November 5, 2008.